Enova Announces Corporate Succession
Tuesday, June 26, 12:00 am ET

CEO Edwin Riddell to Retire October 1, 2007; Mike Staran Appointed President/Chief Operating Officer and CEO-Elect

TORRANCE, Calif.—(BUSINESS WIRE)—Enova Systems (AMEX:ENA — News; AIM:ENV) (AIM:ENVS), an early stage production company in an emerging industry and a leading developer of proprietary electric, hybrid and fuel cell digital power management systems, announced today that in line with the company’s corporate succession planning policy, CEO Edwin Riddell will retire on October 1, 2007, and effective July 1, 2007, Mike Staran has been named President and Chief Operating Officer (COO) of the company. On Mr. Riddell’s retirement, Mr. Staran is anticipated to assume CEO responsibility effective by October 1, 2007.

Chairman Anthony Rawlinson said, “On behalf of the board, I would like to thank Ed Riddell for his valuable contribution over the last 3 years in positioning the company in the Hybrid Electric/Electric Drive System space. We look forward to Ed’s continued involvement as a director on Enova’s board.”

In January 2007, Mike Staran was named Enova’s Executive Vice President, where he was responsible for Sales and Marketing, Operations, Procurement, Engineering and Investor Relations. During his employment at Enova, Mr. Staran has been integral in the penetration and development of business with customers such as International Truck and Engine, IC Corp, Wrightbus, Verizon, and most recently Tanfield.

Enova’s Chairman Anthony Rawlinson added, “Enova has made a significant emphasis in succession planning. Further, we continue to strengthen our human resources with capable, effective personnel in order to meet the requirements of both our existing and potential customer base. Mike has brought vast experience, as well as the vision and the critical skill set required to move us forward into a position as a World Leader in the Hybrid Electric/Electric Drive System market.”

Mr. Staran brings over 24 years of experience in business development, product management, sales and marketing, and engineering. Mr. Staran was recently working in the automotive industry as the president of Effective Solutions People LLC., providing specialized consulting to the OEM supplier segment. His prior affiliations and work history range from companies such as Ford, General Motors and DaimlerChrysler to suppliers such as Johnson Controls Inc. and Decoma International, where he was vice president of sales and marketing for 13 years. At Decoma, a division of Magna International, Mike aided in an overall incremental sales growth of 85% from Cdn$850 million to over Cdn$1.6 billion. Mr. Staran holds a Bachelor of Science degree in Mechanical Engineering with a minor in Mathematics from Lawrence Technological University in Southfield, Michigan.

About Enova:

Enova Systems (http://www.enovasystems.com) is a leading supplier of efficient, environmentally friendly digital power components and systems products. The Company’s core competencies are focused on the development and commercialization of power management and conversion systems for mobile applications. Enova applies unique ‘enabling technologies’ in the areas of alternative energy propulsion systems for light and heavy-duty vehicles as well as power conditioning and management systems for distributed generation systems. The Company develops, designs and produces non-invasive drive systems and related components for electric, hybrid-electric, and fuel cell powered vehicles in both the “new” and “retrofit” vehicle sales market. For further information, contact Enova Systems directly, or visit its Web site at http://www.enovasystems.com.

Additional Information:

This news release contains forward-looking statements relating to Enova Systems and its products that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “could,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology and statements about industry trends and Enova’s future performance, operations and products. These forward-looking statements are subject to and qualified by certain risks and uncertainties. These and other risks and uncertainties are detailed from time to time in Enova Systems’ periodic filings with the Securities and Exchange Commission, including but not limited to Enova’s annual report on Form 10-K for the year ended December 31, 2006.

Contact:
Enova Systems, Inc.
Mike Staran, Executive Vice President/Investor Relations
310-527-2800

Source: Enova Systems, Inc.